UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): November 24, 2008
Metro One Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective as of January 7, 2008, Metro One Telecommunications, Inc. (the “Company”) entered into an Agency Sales Agreement dated as of January 7, 2008, with Gryphone Telcom Consultants, LLC (“Gryphone”), as supplemented and modified by that certain Amendment No. 1 to the Gryphone Telecom Agency Sales Agreement, also dated as of January 7, 2008 (collectively, the “Contract”), pursuant to which the Company agreed to act as a sales agent for telecommunications services and products that Gryphone represents in its capacity as master agent pursuant to contracts Gryphone has entered into with certain carriers or telecommunications service providers. The Contract provides that either party may terminate the Contract by providing written notice to the other party at least thirty (30) days prior to the expiration of the then-applicable one year term of the Contract.

In connection with its decision to exit the contact services business (See Item 2.05 below), the Company intends to either negotiate a termination of the Contract or to provide notice to Gryphone of the Company’s decision not to renew the Contract beyond January 7, 2009.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of a strategic business review, the Company decided to exit its contact services business. The determination to exit the contact services business was made by the Board of Directors on November 21, 2008, with the actual timing and manner of exit to be determined by the chief executive officer. The Company’s strategic review determined that the current economic environment did not provide the potential to deliver an acceptable long-term return on investment through continuation of the business. The chief executive officer decided to cease business operations in contact services on November 24, 2008 and terminated affected employees at that time.

The Company reduced its work force by 46 employees in connection with the closure of the contact services business, with a contemporaneous head count reduction of seven employees in corporate and its data services business. The Company now has 14 employees. The Company anticipates that costs to be incurred in connection with the closure of the contact services business will approximate $450,000, which includes approximately $100,000 of employee severance and related benefits for employees in its contact services business, and approximately $50,000 related to employee severance and related benefits for employees in corporate and the Company’s data business, and approximately $300,000 with respect to remaining lease obligations. The Company does not expect to incur any other material costs in connection with the closure of the contact services business. The Company anticipates that expenditures associated with severance will occur primarily in the fourth quarter of 2008, and that expenditures associated with contract termination, if any, and lease related costs will be paid during such quarter and in later periods.

The above estimated costs and charges may vary materially based on various factors, including the timing and success of the Company’s customers’ migration to other providers, the resale market for furniture, fixtures and equipment, and changes in management’s assumptions and projections.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2008, William Hergenhan, Senior Vice-President—Chief Financial Officer of Metro One Telecommunications, Inc. (the “Company”), terminated his employment relationship with the Company as part of the Company’s decision to cease operations in its contact services business.

Item 8.01	Other Events.

In connection with its decision to exit the contact services business, the Company agreed to sell at not less than book value certain of its assets used in connection with that business to Lasso Northwest, LLC, an Oregon limited liability company, and to sublease to Lasso Northwest on a weekly basis for a term not to extend beyond December 31, 2008, a portion of its Portland facilities previously used in providing contact services. Mr. Hergenhan is an owner of Lasso Northwest, and Lasso Northwest has indicated that it intends to actively pursue the contact services business.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements in this report include, among others, statements regarding estimated costs in connection with its closing of the contact services business and estimates of the materiality of any additional costs or charges. Risks that could cause actual results to differ include, but are not limited to, uncertainties regarding the anticipated costs and timing of corporate and customer actions, as well as factors detailed in the Company’s Securities and Exchange Commission filings.  The forward-looking statements should be considered in light of these risks and uncertainties.  The Company is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, and there can be no assurance that current estimate will be correct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.
Date: December 3, 2008	By:	/s/ James Hensel
James Hensel, Chief Executive Officer

-2-